For Immediate Release

Blonder Tongue Wins Appeal in K Tech Patent Litigation

Earlier District Court Ruling Upheld, Holding Three K Tech Patents Invalid

OLD BRIDGE, N.J. — April 21, 2014 — Blonder Tongue Laboratories, Inc. (NYSE MKT:BDR) and its affiliate, R. L. Drake Holdings, LLC (collectively, the “Company”) announced today that the United States Court of Appeals for the Federal Circuit affirmed the favorable U.S. District Court ruling rendered in September 2013 in the patent infringement lawsuit initiated by K Tech Telecommunications, Inc. The Court of Appeals affirmed the District Court ruling that three of
K Tech’s patents relating to systems and methods for updating the channel information contained in digital television signals, U.S. Patent Nos. 6,785,903, 7,481,533 and 7,761,893, were invalid because they were rendered obvious by prior art.

“We’re pleased that the favorable ruling reached by the District Court has been affirmed and we can put this matter behind us,” said Robert J. Pallé, Jr., president of Blonder Tongue. “Blonder Tongue takes great pride in utilizing industry standards with appropriate licensing structures, and this verdict further fortifies our strategy, not only for us but also for our broader technical community.”

“The cable television community, including Blonder Tongue, has a rich history of innovation,” continued Pallé, “I’d personally like to thank those who helped exhibit the prior art that existed 15 years ago as digital video standards were emerging.  We’d also like to thank our patent attorney and litigator, John McNett, for his tenacity and unwavering determination. We look forward to continue developing solutions for our customers and marketing our products throughout the world.”

More information on Blonder Tongue and its products is available at www.blondertongue.com.

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About Blonder Tongue
Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products. As a leader in the field of cable television communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses. The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks. Additional information on the Company and its products can be found at www.blondertongue.com and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2013 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts
Eric Skolnik Chief Financial Officer Email:eskolnik@blondertongue.com Phone: +1 732 679 4000	James A. Luksch Chief Executive Officer Email: jluksch@blondertongue.com Phone: +1 732 679 4000

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